EXHIBIT 99.2

Blue Lion Capital

February 23, 2018

E-mail, Certified Mail Return Receipt Requested and Overnight Delivery

Godfrey B. Evans
Corporate Secretary
HomeStreet, Inc.
601 Union St., Suite 2000
Seattle, WA  98101

Re:            Notice of Intent to Present Proposals and Nominate Directors

Ladies and Gentlemen:

This letter constitutes a notice of intent by Blue Lion Opportunity Master Fund, L.P. (the “Shareholder”) to present three proposals (the “Proposals”) and nominate two persons (the “Nominees”) for election as directors of HomeStreet, Inc. (the “Company”) at the 2018 Annual Meeting of Shareholders of the Company (the “Annual Meeting”).  Enclosed, the Shareholder submits its intention to present the Proposals and Nominees at the Annual Meeting.  This notice of intent to present proposals and nominate directors (this “Notice”) is being provided to you pursuant to Section 1.13 of Article 1 of the Company’s Amended & Restated Bylaws, as filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2016 (the “Bylaws”).

The Shareholder’s name and address as they appear on the Company’s books and records are Blue Lion Opportunity Master Fund, L.P. at 8115 Preston Road, Suite 550, Dallas, Texas 75225-6307.  The Shareholder owns of record 1,000 shares of the Company’s common stock, no par value (the “Common Sock” and shares of the Common Stock herein referred to as “Shares”).  Roaring Blue Lion Capital Management, L.P. serves as an investment manager to the Shareholder.  Roaring Blue Lion, LLC is the General Partner of Roaring Blue Lion Capital Management, L.P.  Charles W. Griege, Jr. is the sole member of Roaring Blue Lion, LLC (Roaring Blue Lion Capital Management, L.P., and Mr. Griege are referred to herein as the “Blue Lion Parties”).  The business address of the Blue Lion Parties and their affiliates and associates is 8115 Preston Road, Suite 550, Dallas, Texas 75225-6307.  The Blue Lion Parties beneficially own in the aggregate 1,605,109 Shares, which includes the Shares held by the Shareholder.  In total, this represents 5.97% of the Company’s outstanding Shares.

The principal business of the Blue Lion Parties is to serve as an investment manager or adviser to various pooled investment vehicles, including, among other entities, BLOF II LP, Blue Lion Capital Master Fund, L.P. and Blue Lion Opportunity Master Fund, L.P., and separately managed accounts (collectively, the “Advisory Clients”).  The Blue Lion Parties have sole voting and dispositive power over the Shares held by the Advisory Clients.

The Shareholder hereby notifies the Company that it intends to present the Proposals, which are included herewith, along with the information required by Section 1.13 of Article 1 of the Bylaws, as set forth on Exhibit A, and to nominate Mr. Ronald K. Tanemura and Mr. Paul J. Miller, Jr. for election to the Board of Directors of the Company at the Annual Meeting.  Enclosed is the written consent of Mr. Tanemura and Mr. Miller to be named in the proxy statement of the Shareholder and to serve as directors of the Company if elected. The Shareholder is a holder of record of Shares entitled to vote at the Annual Meeting and intends to appear in person or by a representative at the Annual Meeting to propose the Proposals and to nominate Mr. Ronald K. Tanemura and Mr. Paul J. Miller for election to the Board of Directors.  The Shareholder intends to deliver a proxy statement and proxy card to holders of at least the percentage of the Company’s outstanding capital stock required to approve the Proposals and Nominees and otherwise to solicit proxies from shareholders in support of the Proposals and nominations.

To the extent not prohibited under the Company’s charter documents and applicable law, the Shareholder reserves the right to solicit proxies for the election of substitute nominees if the Company makes or announces any changes to its charter documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying a nominee.

By the fact of the Shareholder’s submission of this Notice, it is the Shareholder’s understanding that the Company will be obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the SEC to allow the Commission to review and comment on such proxy materials.

The Blue Lion Parties may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may be deemed to beneficially own the Shares owned by the members of the group.

Provided below is information regarding the Shareholder’s nomination of directors.

Information Regarding Nominees

A.            Name, Age, and Addresses

Name	Age	Business Address
Ronald K. Tanemura	55	c/o Roaring Blue Lion Capital Management, L.P. 8115 Preston Road Suite 550 Dallas, Texas 75225-6307
Paul J. Miller, Jr.	56	c/o Roaring Blue Lion Capital Management, L.P. 8115 Preston Road Suite 550 Dallas, Texas 75225-6307

B.            Principal Occupation or Employment and Qualifications

Ronald K. Tanemura:
Mr. Tanemura is presently a private investor, and serves as a director for a number of entities, as set forth herein.  Since March 2012, Mr. Tanemura has served as a director of post-reorganization Lehman Brothers Holdings Inc. and, since March 2011, as a director of TPG Specialty Lending, Inc., an investment company registered under the Investment Company Act.  Also, since November 2012, he has served as a non-executive director of ICE Clear Credit in Chicago and, since 2009, he has served as a non-executive director of ICE Clear Europe in London, both wholly owned subsidiaries of IntercontinentalExchange, Inc.  Prior to that, from 2004 to 2006, Mr. Tanemura was an Advisory Director at Goldman Sachs.  From 2000 to 2004, Mr. Tanemura was a Partner at Goldman Sachs and the Global Co-Head of Credit Derivatives and a member of the Fixed Income, Currency and Commodities Risk Committee and Firmwide Credit Policy Committee.  In addition, Mr. Tanemura has led a variety of fixed income businesses, working at Deutsche Bank from 1996 to 2000 and at Salomon Brothers from 1985 to 1996.  Mr. Tanemura holds an A.B. in Computer Science from the University of California, Berkeley.

Paul J. Miller, Jr.:
Mr. Miller is a Chartered Financial Analyst and is presently a private investor.  He was the Managing Director and Head of the Financial Institutions Group of FBR Capital Markets from December 2005 to March 2017, where he oversaw and produced research on large cap banks, regional banks and mortgage banks.  Prior to becoming the Head of the Financial Institutions Group, Mr. Miller covered mortgage banks and thrifts for several years.  In 2010, Mr. Miller was named the top overall stock analyst among 2,700 analysts by Forbes.com.  He also received the Forbes.com Blue Chip Analyst Award as the leading analyst covering banks and thrifts in 2008, 2009, and 2010.  He received the same award for coverage of finance companies in 2009 as well.  Mr. Miller was recognized by the Financial Times/StarMine in 2008 and 2009 as the leading earnings estimator in thrifts and mortgage finance.  Mr. Miller is a former bank examiner for the Federal Reserve Bank of Philadelphia, where he worked for five years.  As a bank examiner, Mr. Miller conducted financial analysis for more than 30 community banking institutions in the Philadelphia and Harrisburg, PA market areas.  Mr. Miller served in the Navy from 1979 to 1985.  Mr. Miller holds a Master of Science, Economics, from the University of Delaware, and a Bachelor of Science, Economics, and Bachelor of Arts, International Relations, from the University of Delaware.

The combination of experience, skill sets, and qualifications discussed above led to the conclusion that each of the Nominees should serve as a director of the Company.  Specifically, the Nominees have gained familiarity with the Company’s financial statements, understand both the demands of operating a business and the challenges currently facing the Company, and have extensive experience with credit markets, risk management and lending, which will make them a valuable resource on the Board of Directors.

Furthermore, the role of an effective director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  The Shareholder believes that the background and expertise of each of the Nominees, as set forth above, evidence those abilities and are appropriate to each Nominee serving on the Company’s Board of Directors.

The Shareholder believes that each of the Nominees would be deemed “independent” as that term is defined in Rule 10A-3 of the Exchange Act and the NASDAQ Marketplace Rules.  The Shareholder also believes that the Nominees would each qualify as an “audit committee financial expert,” as that term is defined by the SEC.

C.            Shares Owned by the Nominees Either Beneficially or of Record

The Shareholder is the record holder of 1,000 Shares.  The Blue Lion Parties beneficially own in the aggregate 1,605,109 Shares, which includes the Shares held by the Shareholder.  In total, this represents 5.97% of the Company’s outstanding Shares.  The Blue Lion Parties have sole voting and dispositive power over the Shares held by the Advisory Clients.

Mr. Tanemura does not own Shares, beneficially (directly or indirectly) or of record, and it his understanding that none of his affiliates or associates own any Shares beneficially (directly or indirectly).

Mr. Miller does not own Shares, beneficially (directly or indirectly) or of record, and it his understanding that none of his affiliates or associates own any Shares beneficially (directly or indirectly).

As of the date of this Notice, neither the Shareholder, the Blue Lion Parties nor any of their affiliates or associates have entered into, nor do they own (directly or indirectly), any Derivative Instrument (as defined in the Bylaws), short interest in any security of the Company, hedging transactions on shares of the Company, rights to dividends on shares of the Company that are separated or separable from the underlying shares, borrowed or loaned shares, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company.  Nor have the Shareholder, the Blue Lion Parties or any of their affiliates or associates entered into any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Shareholder, the Blue Lion Parties or any of their affiliates or associates with respect to shares of stock of the Company.

From time to time, the Shareholder and the Blue Lion Parties may purchase Shares using margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions.  All or part of the Shares may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  Other than with regard to the margin accounts, as of the date of this Notice, the Shareholder and the Blue Lion Parties do not have any loans secured by Shares.

D.            Interest of Certain Persons in Company and Matters to Be Acted Upon

Except as otherwise set forth herein, Mr. Tanemura is not, nor has he been within the past year, a party to any agreement, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies or the right to vote any shares of any security of the Company.

Mr. Tanemura does not have, nor do any of his affiliates or associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Except as otherwise set forth herein, Mr. Miller is not, nor has he been within the past year, a party to any agreement, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies or the right to vote any shares of any security of the Company.

Mr. Miller does not have, nor do any of his affiliates or associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

The Shareholder has no material interest in the Proposals or the election of the Nominees other than in its capacity as a shareholder of the Company.  The Blue Lion Parties have no material interest in the Proposals or the election of the Nominees other than in their capacity as investment manager to the Advisory Clients and as beneficial holders of the Shares.

E.            Other Information

Directorships of Other Publicly Owned Companies

Mr. Tanemura serves as a director of TPG Specialty Lending, Inc., an investment company registered under the Investment Company Act.  Other than TPG Specialty Lending, Inc., Mr. Tanemura does not presently serve, nor has he served during the past five years, as a director of any corporation, partnership or other entity that has a class of equity securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation, partnership or other entity registered as an investment company under the Investment Company Act of 1940, as amended.

Mr. Miller does not presently serve, nor has he served during the past five years, as a director of any corporation, partnership or other entity that has a class of equity securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation, partnership or other entity registered as an investment company under the Investment Company Act of 1940, as amended.

Material Proceedings Adverse to the Company

There are no material proceedings to which the Nominees, or any of their affiliates or associates, is a party adverse to the Company or any of its subsidiaries, and neither the Nominees nor any of their affiliates or associates has a material interest adverse to the Company or any of its subsidiaries.

Arrangements or Understandings with Other Persons

The Blue Lion Parties will reimburse the Nominees for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the Annual Meeting.  The Blue Lion Parties will bear the cost of the intended solicitation of proxies for use at the Annual Meeting.  Mr. Tanemura does not have any arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  Mr. Miller does not have any arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  None of the Nominees is, and will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to each other or any other person as to how he, if elected as a director of the Company, will act or vote on any issue or question.

Absence of any Family Relationships

None of the Nominees has any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

Mr. Tanemura has represented that during the past ten years:

a.    No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Tanemura, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Tanemura.  In addition, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer at or within two years before the time of such filing.

b.    Mr. Tanemura has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.    Mr. Tanemura has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.    Mr. Tanemura has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c.(A) above, or his right to be associated with persons engaged in any such activity.

e.    Mr. Tanemura has not been found by a court of competent jurisdiction in a civil action or by the SEC or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

f.    Mr. Tanemura was not the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) Any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

g.    Mr. Tanemura was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, and registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Mr. Miller has represented that during the past ten years:

a.    No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Miller, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Miller.  In addition, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer at or within two years before the time of such filing.

b.    Mr. Miller has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.    Mr. Miller has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the CFTC or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.    Mr. Miller has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c.(A) above, or his right to be associated with persons engaged in any such activity.

e.    Mr. Miller has not been found by a court of competent jurisdiction in a civil action or by the SEC or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

f.    Mr. Miller was not the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) Any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

g.    Mr. Miller was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, and registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Proceedings Adverse to the Company

There are no material proceedings to which the Nominees, or any of their affiliates or associates, is a party adverse to the Company or any of its subsidiaries, and neither the Nominees nor any of their affiliates or associates has a material interest adverse to the Company or any of its subsidiaries.

Absence of Certain Transactions

Since the beginning of the Company’s last fiscal year, none of the Nominees, nor any member of their immediate family, has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and none of the Nominees, nor any member of their immediate family, has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Since the beginning of the last fiscal year for the Shareholder and the Blue Lion Parties, neither Nominee has been a party to any transaction or any currently proposed transaction, in which the Shareholder or any of the Blue Lion Parties was or is to be a participant, and in which any Nominee had or will have a direct or indirect material interest.  During the past three years, neither Nominee has entered into any agreement, arrangement or understanding with the Shareholder or the Blue Lion Parties regarding any compensation (direct or indirect) or any monetary agreements, and except as set forth herein, there are not any other material relationships between or among the Shareholder and the Blue Lion Parties and their respective affiliates and associates (except as provided herein, there are no other parties acting in concert with the Shareholder and the Blue Lion Parties), on the one hand, and each proposed Nominee, and his respective affiliates and associates (except as provided herein, there are no other parties acting in concert with the Nominees), on the other hand.

Section 16 Compliance

None of the Nominees are required to file reports under Section 16 of the Exchange Act with respect to Shares of the Company.

Transactions in Shares of the Company

The Shareholder’s and the Blue Lion Parties’ transactions in securities of the Company are set forth on Appendix A.  The Nominees have not had any transactions in securities of the Company.

Information Regarding Shareholder

A.            Name and Address

Name	Age	Business Address

Blue Lion Opportunity Master Fund, L.P.	N.A.	8115 Preston Road Suite 550 Dallas, Texas 75225-6307
The Shareholder is a pooled investment vehicle that invests in securities.

Other than the parties named herein, no other shareholder is known to the Shareholder to be supporting the Proposals or the Nominees.

B.            Record and Beneficial Ownership

The Shareholder owns of record 1,000 Shares.  Roaring Blue Lion Capital Management, L.P. serves as an investment manager to the Shareholder.  Roaring Blue Lion, LLC is the General Partner of Roaring Blue Lion Capital Management, L.P.  Charles W. Griege, Jr. is the sole member of Roaring Blue Lion, LLC.  The Blue Lion Parties beneficially own in the aggregate 1,605,109 Shares, which includes the Shares held by the Shareholder.  In total, this represents 5.97% of the Company’s outstanding Shares.

The principal business of the Blue Lion Parties is to serve as an investment manager or adviser to the Advisory Clients.  The Blue Lion Parties have sole voting and dispositive power over the Shares held by the Advisory Clients.

Except as otherwise set forth herein, no hedging or other transaction or series of transactions has been entered into by or on behalf of the Shareholder or the Blue Lion Parties, nor has any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the Shareholder or the Blue Lion Parties with respect to any share of stock of the Company.  The Shareholder has not pledged any Shares as security.

C.            Interest of Certain Persons in Company and Matters to Be Acted Upon

Except as otherwise set forth herein, the Shareholder is not, nor has the Shareholder been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies or the right to vote any shares of any security of the Company.

The Shareholder does not have, nor do any of the Shareholder’s associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

The Shareholder has no material interest in the Proposals or the election of the Nominees other than in the Shareholder’s capacity as a shareholder of the Company.

Except as otherwise set forth herein, the Blue Lion Parties are not, nor have the Blue Lion Parties been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies or the right to vote any shares of any security of the Company.

The Blue Lion Parties do not have, nor do any of the Blue Lion Parties’ associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

The Blue Lion Parties have no material interest in the Proposals or the election of the Nominees other than in their capacity as investment manager to the Advisory Clients and as beneficial holders of the Shares.

D.            Transactions in Stock of the Company

The Shareholder’s and the Blue Lion Parties’ transactions in securities of the Company are set forth on Appendix A.  The Nominees have not had any transactions in securities of the Company.

E.            Arrangements or Understandings with Other Persons

The Blue Lion Parties will reimburse the Nominees for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the Annual Meeting.  The Blue Lion Parties will bear the cost of the intended solicitation of proxies for use at the Annual Meeting.  Mr. Tanemura does not have any arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  Mr. Miller does not have any arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  None of the Nominees is, and will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to each other or any other person as to how he, if elected as a director of the Company, will act or vote on any issue or question.

Roaring Blue Lion Capital Management, L.P. is the investment manager on behalf of the Advisory Clients.  Each of the Advisory Clients has granted Roaring Blue Lion Capital Management the sole and exclusive authority to vote and dispose of the Shares held on their behalf pursuant to a management agreement, and this grant of discretion is not terminable within 60 days.  Roaring Blue Lion Capital Management is entitled to a fee for managing and advising the Advisory Clients, generally based upon a percentage of the Advisory Clients’ capital.  Roaring Blue Lion Capital Management, or a wholly owned subsidiary of Roaring Blue Lion Capital Management, serves as general partner of various partnerships.  For serving as the general partner of these partnerships, Roaring Blue Lion Capital Management, or the subsidiary, is entitled to an allocation of a portion of net profits, if any, generated by the partnerships.

As of the date of this letter, neither the Shareholder and the Blue Lion Parties, nor any of their affiliates or associates, have formally retained any person to make solicitations or recommendations to shareholders for the purpose of assisting in the solicitation for the Proposals or election of the Nominees as Directors.

F.            Absence of Certain Proceedings and Transactions

There are no material proceedings to which the Shareholder, or any of its associates, is a party adverse to the Company or any of its subsidiaries, and neither the Shareholder nor any of its associates has a material interest adverse to the Company or any of its subsidiaries.

During the past ten years, the Shareholder has not been convicted in a criminal proceeding nor has the Shareholder been the named subject of any criminal proceeding which is presently pending.

During the Company’s last two fiscal years, neither the Shareholder, nor any member of the Shareholder’s immediate family, has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither the Shareholder, nor any member of the Shareholder’s immediate family, has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

There are no material proceedings to which the Blue Lion Parties, or any of their associates, is a party adverse to the Company or any of its subsidiaries, and neither the Blue Lion Parties nor any of their associates has a material interest adverse to the Company or any of its subsidiaries.

During the past ten years, the Blue Lion Parties have not been convicted in a criminal proceeding nor have the Blue Lion Parties been the named subject of any criminal proceeding which is presently pending.

During the Company’s last two fiscal years, neither the Blue Lion Parties, nor any member of the Blue Lion Parties’ immediate family, has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither the Blue Lion Parties, nor any member of the Blue Lion Parties’ immediate family, has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

* * *

Pursuant to Section to 1.14 of the Bylaws, each of the Nominees has completed the written questionnaire, representation and agreement in the form provided by the Secretary of the Company.  The completed questionnaire, representation and agreement of each Nominee accompany this Notice.

This Notice is intended to provide all of the information required under the Bylaws for proper advance notice of the intention to propose the Proposals and to nominate the Nominees.  The absence of an acknowledgement of any particular requirement should not be understood by the Company to mean that this Notice is incomplete.  The Shareholder believes that all information for proper advance notice has been submitted herein, and the Shareholder represents, based on the information in its possession after due inquiry, that the information in this Notice is accurate.

If the Company believes this Notice is incomplete or otherwise deficient in any respect, please contact the Shareholder immediately so that the Shareholder may promptly address any alleged deficiencies.

Very truly yours, Blue Lion Opportunity Master Fund, L.P. By: Roaring Blue Lion, LLC General Partner By: /s/ Charles W. Griege, Jr. Charles W. Griege, Jr. Managing Member

Signature Page

Appendix A

Transactions by Blue Lion Opportunity Master Fund, L.P. during the past two years:

Trade Date	Transaction Type	Amount
20-Jan-16	Buy	14,000
21-Jan-16	Buy	5,000
12-Feb-16	Buy	10,200
16-Feb-16	Buy	7,200
26-Apr-16	Sell	-26,000
27-Apr-16	Sell	-18,380
3-Jun-16	Buy	4,000
6-Jun-16	Buy	8,600
7-Jun-16	Buy	13,600
17-Jun-16	Buy	4,000
20-Jun-16	Buy	12,000
21-Jun-16	Buy	12,000
28-Jun-16	Buy	24,000
28-Jul-16	Sell	-11,448
29-Jul-16	Sell	-27,982
29-Aug-16	Sell	-6,360
15-Sep-16	Sell	-4,000
16-Sep-16	Sell	-21,600
25-Oct-16	Sell	-46,000
27-Oct-16	Sell	-5,600
15-Nov-16	Buy	29,600
21-Nov-16	Sell	-39,000
12-Dec-16	Sell	-27,000
5-Jan-17	Sell	-14,000
6-Jan-17	Sell	-66,000
6-Jan-17	Sell	-14,000
6-Jan-17	Buy	66,000
18-Jan-17	Buy	8,000
23-Jan-17	Buy	8,000
24-Jan-17	Buy	75,000
25-Jan-17	Buy	22,600
26-Jan-17	Buy	8,900
2-Mar-17	Sell	-20,000
3-Mar-17	Sell	-7,346
6-Mar-17	Sell	-8,654
5-Apr-17	Buy	23,100
31-Jul-17	Buy	30,600

Appendix A-1

1-Aug-17	Buy	27,000
7-Aug-17	Buy	16,600
11-Aug-17	Buy	22,800
14-Aug-17	Buy	19,500
17-Aug-17	Buy	14,400
18-Aug-17	Buy	11,000
21-Aug-17	Buy	7,100
29-Sep-17	Sell	-16,700
31-Oct-17	Sell	-14,800
30-Nov-17	Sell	-10,700
19-Dec-17	Buy	12,000
29-Dec-17	Buy	5,000

Transactions by Blue Lion Capital Master Fund, L.P. during the past two years:

Trade Date	Transaction Type	Amount
12-Feb-16	Buy	4,651
16-Feb-16	Buy	3,149
26-Apr-16	Sell	-14,000
27-Apr-16	Sell	-10,270
3-Jun-16	Buy	1,000
6-Jun-16	Buy	2,000
7-Jun-16	Buy	4,300
17-Jun-16	Buy	1,000
20-Jun-16	Buy	3,000
21-Jun-16	Buy	3,000
28-Jun-16	Buy	9,000
28-Jul-16	Sell	-3,000
29-Jul-16	Sell	-7,330
29-Aug-16	Sell	-3,770
16-Sep-16	Sell	-14,000
25-Oct-16	Sell	-34,000
27-Oct-16	Sell	-1,500
15-Nov-16	Buy	8,000
21-Nov-16	Sell	-10,500
5-Jan-17	Sell	-5,200
6-Jan-17	Buy	10,500
6-Jan-17	Sell	-6,700
6-Jan-17	Sell	-10,500
18-Jan-17	Buy	2,100

Appendix A-2

23-Jan-17	Buy	2,200
24-Jan-17	Buy	12,200
25-Jan-17	Buy	2,400
26-Jan-17	Buy	1,700
2-Mar-17	Sell	-4,200
3-Mar-17	Sell	-3,300
1-Aug-17	Buy	6,000
7-Aug-17	Buy	7,800
11-Aug-17	Buy	2,000
14-Aug-17	Buy	2,000
17-Aug-17	Buy	2,400
18-Aug-17	Buy	1,500
21-Aug-17	Buy	2,000
29-Sep-17	Sell	-2,100
31-Oct-17	Sell	-4,200
7-Nov-17	Sell	-2,000
30-Nov-17	Sell	-1,800
19-Dec-17	Sell	-24,011
27-Dec-17	Sell	-12,000

Transactions by BLOF II LP during the past two years:

Trade Date	Trans Type	Quantity
26-Sep-17	Buy	25,000
27-Sep-17	Buy	43,000
2-Oct-17	Buy	43,000
5-Oct-17	Buy	61,600
6-Oct-17	Buy	14,000
10-Oct-17	Buy	25,000
11-Oct-17	Buy	30,000
12-Oct-17	Buy	10,000
13-Oct-17	Buy	10,000
16-Oct-17	Buy	5,000
17-Oct-17	Buy	34,300
18-Oct-17	Buy	15,000
19-Oct-17	Buy	15,000
20-Oct-17	Buy	26,000
23-Oct-17	Buy	55,000
24-Oct-17	Buy	150,000
25-Oct-17	Buy	127,566

Appendix A-3

26-Oct-17	Buy	40,000
27-Oct-17	Buy	25,000
30-Oct-17	Buy	45,000
31-Oct-17	Buy	42,760
1-Nov-17	Buy	30,000
2-Nov-17	Buy	15,000
3-Nov-17	Buy	45,000
6-Nov-17	Buy	20,000
7-Nov-17	Buy	35,000
8-Nov-17	Buy	22,350
9-Nov-17	Buy	25,000
10-Nov-17	Buy	34,000
13-Nov-17	Buy	30,000
14-Nov-17	Buy	27,400
15-Nov-17	Buy	39,800
16-Nov-17	Buy	26,600
23-Jan-18	Buy	15,000
24-Jan-18	Buy	15,000
25-Jan-18	Buy	10,000
26-Jan-18	Buy	10,000
30-Jan-18	Buy	11,000
31-Jan-18	Buy	12,000
1-Feb-18	Buy	10,000
5-Feb-18	Buy	16,000
6-Feb-18	Buy	32,000
9-Feb-18	Buy	5,300

Appendix A-4

CONSENT OF PROPOSED NOMINEE

I, Ronald K. Tanemura, hereby consent to be named in the proxy statement to be used in connection with the solicitation of proxies by Blue Lion Opportunity Master Fund, L.P. and its affiliates from the shareholders of HomeStreet, Inc. for use in voting at the 2018 Annual Meeting of Shareholders of HomeStreet, Inc., and I hereby consent and agree to serve as a director of HomeStreet, Inc. if elected at such Annual Meeting.

/s/ Ronald K. Tanemura Ronald K. Tanemura

Dated:  February 23, 2018

CONSENT OF PROPOSED NOMINEE

I, Paul J. Miller, Jr., hereby consent to be named in the proxy statement to be used in connection with the solicitation of proxies by Blue Lion Opportunity Master Fund, L.P. and its affiliates from the shareholders of HomeStreet, Inc. for use in voting at the 2018 Annual Meeting of Shareholders of HomeStreet, Inc., and I hereby consent and agree to serve as a director of HomeStreet, Inc. if elected at such Annual Meeting.

/s/ Paul J. Miller, Jr. Paul J. Miller, Jr.

Dated:  February 23, 2018

CERTIFICATE OF NOMINEE

I, Ronald K. Tanemura, hereby represent and agree as follows:

1.
I am not and I will not become a party to: (a) any agreement, arrangement or understanding with, and have not given any commitment or assurance to, any person or entity as to how I, if elected as a director of HomeStreet, Inc. (the “Company”), will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or any Voting Commitment that could limit or interfere with my ability to comply, if elected as a director of the Company, with my fiduciary duties under applicable law.

2.
I am not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Company.

3.
In my individual capacity and on behalf of any person or entity on whose behalf my nomination is being made, I would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date written below.

/s/ Ronald K. Tanemura Ronald K. Tanemura

Dated:  February 23, 2018

CERTIFICATE OF NOMINEE

I, Paul J. Miller, Jr., hereby represent and agree as follows:

1.
I am not and I will not become a party to: (a) any agreement, arrangement or understanding with, and have not given any commitment or assurance to, any person or entity as to how I, if elected as a director of HomeStreet, Inc. (the “Company”), will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or any Voting Commitment that could limit or interfere with my ability to comply, if elected as a director of the Company, with my fiduciary duties under applicable law.

2.
I am not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Company.

3.
In my individual capacity and on behalf of any person or entity on whose behalf my nomination is being made, I would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date written below.

/s/ Paul J. Miller, Jr. Paul J. Miller, Jr.

Dated:  February 23, 2018

Exhibit A

Information about the Proposals

Proposal 1

The Shareholder intends to submit, for a shareholder vote at the Annual Meeting, the following Proposal described below (“Proposal 1”).  Other than as described in this Notice, neither the Shareholder nor any other participant has any material interest in Proposal 1.  The reason that the Shareholder intends to submit Proposal 1 for consideration at the Annual Meeting is to ensure the corporation does not adopt any change to the publicly-disclosed Bylaws that frustrates the purposes of the nominations being made, or the ability of shareholders to elect the Nominees at the Annual Meeting, or act upon the other Proposals offered by the Shareholder.  The Shareholder is not aware of any such provision of the Bylaws that has become effective, but it is possible that, following the date of this Notice and prior to the adoption of this resolution, such a provision could be disclosed and/or become effective.

The following is the text of the proposed resolution:

RESOLVED, that any provision of the Amended & Restated Bylaws of HomeStreet, Inc. (the “Company”) as of the date of effectiveness of this resolution that was not included in the Amended & Restated Bylaws publicly filed with the Securities and  exchange Commission on August 2, 2016 and is inconsistent with or disadvantageous to the adoption of the proposals proposed by, or election of the nominees nominated by, Blue Lion Opportunity Master Fund, L.P. and its affiliates at the Company’s 2018 annual meeting of shareholders, be and hereby is repealed.

Proposal 2

The Shareholder intends to submit, for a shareholder vote at the Annual Meeting, the following Proposal described below (“Proposal 2”).  Other than as described in this Notice, neither the Shareholder nor any other participant has any material interest in Proposal 2.  The reason that the Shareholder intends to submit Proposal 2 for consideration at the Annual Meeting is because the Shareholder believes that the Board of Directors will be more effective in overseeing the strategy and operations of the corporation if the Board has an independent Chairman.

The following is the text of the resolution:

RESOLVED, that, pursuant to Section 23B.10.200 of the Revised Code of Washington and Article 8 of the Amended & Restated Bylaws (the “Bylaws”), Section 3.2 of Article 3 of the Bylaws is hereby amended and restated in its entirety as follows:

Exhibit A-1

3.2    ELECTION AND TERM OF OFFICE.  The Executive Officers of the corporation shall be elected by the Board for such term as the Board may deem advisable or may be elected to serve for an indefinite term at the pleasure of the Board; provided, however, that the Chairman shall be elected by the Board no less frequently than annually.  Such officers shall be elected at the first Board meeting held after the expiration of the term of office.  Each such officer shall hold office until his or her successor has been elected and qualified or until his or her earlier resignation or removal.  Any other officers below the level of Executive Officer shall be appointed by either the Board, the Chairman, the Chief Executive Officer or the President for such term as they may deem advisable or may be appointed to serve for an indefinite term at the pleasure of the Board, the Chairman, the Chief Executive Officer or the President, as the case may be, subject to the ultimate authority of the Board.  The Chairman shall not also hold any other Executive Officer role or title.  Notwithstanding anything in these Amended and Restated Bylaws to the contrary, any amendment, alteration or repeal of this Section, or the adoption of any bylaw inconsistent herewith, shall be approved by a vote of shareholders. This amended and restated Section 3.2 shall become effective at the time it is approved by the requisite vote of shareholder; provided that nothing in this Section shall apply to contractual agreements, arrangements or understandings authorized prior to the effective time of this amended and restated Section 3.2.

Proposal 3

The Shareholder intends to submit, for a shareholder vote at the Annual Meeting, the following Proposal described below (“Proposal 3”).  Other than as described in this Notice, neither the Shareholder nor any other participant has any material interest in Proposal 3.  The reason that the Shareholder intends to submit Proposal 3 for consideration at the Annual Meeting is because the Shareholder believes that shareholders should have the opportunity to hold directors accountable for their performance through annual elections.

The following is the text of the proposed resolution:

RESOLVED, that shareholders of HomeStreet, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2019 be elected on an annual basis.  Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2019 from completing the term for which such director was elected.

Exhibit A-2